Exhibit 99.3

                              U.S. INDUSTRIES, INC.
                                USI GLOBAL CORP.
                           USI AMERICAN HOLDINGS, INC.

                    OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
                          7 1/8% SENIOR NOTES DUE 2003,
               WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT,
                                       FOR
                          7 1/8% SENIOR NOTES DUE 2003,
                  WHICH ARE REGISTERED UNDER THE SECURITIES ACT

                    EACH SERIES UNCONDITIONALLY GUARANTEED BY
                               USI ATLANTIC CORP.


To:      Brokers, Dealers, Commercial Banks,
         Trust Companies and Other Nominees;

         U.S. Industries, Inc., USI Global Corp. and USI American Holdings, Inc. (the "Issuers") are offering, upon and subject to the terms and conditions set forth in the Prospectus, dated May __, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $1,000 principal amount of their 7 1/8% Senior Notes due 2003 (the "Registered Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of the outstanding 7 1/8% Senior Notes due 2003 (the "Old Notes"; and together with the Registered Notes, the "Notes"), which are not registered under the Securities Act. The Notes are unconditionally guaranteed by USI Atlantic Corp. (the "Guarantor"). The Exchange Offer is being made in order to satisfy certain obligations of U.S. Industries, Inc., USI American Holdings, Inc. and the Guarantor contained in the Registration Rights Agreement, dated October 22, 1998, among U.S. Industries, Inc., USI American Holdings, Inc. and the Guarantor and the initial purchasers.

         We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus dated May __, 1999;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer, including through the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC"), cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name or your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

         5. Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on June __, 1999, unless extended by the Issuers (the "Expiration Date"). The Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 pm., New York City time, on the Expiration Date.

         To participate in the Exchange Offer, a duly executed and property completed Letter of Transmittal (or facsimile thereon), with any required signature guaranties and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. NOTWITHSTANDING THE FOREGOING, A PARTICIPANT IN DTC (A "DTC PARTICIPANT") MAY VALIDLY ACCEPT THE TERMS OF THE EXCHANGE OFFER BY TENDERING OLD NOTES THROUGH ATOP PRIOR TO THE EXPIRATION DATE. ACCORDINGLY, SUCH DTC PARTICIPANT MUST ELECTRONICALLY TRANSMIT ITS ACCEPTANCE TO DTC THROUGH ATOP, AND THEN DTC WILL EDIT AND VERIFY THE ACCEPTANCE, EXECUTE A BOOK-ENTRY DELIVERY TO THE EXCHANGE AGENT'S ACCOUNT AT DTC AND SEND AN AGENT'S MESSAGE TO THE EXCHANGE AGENT FOR ITS ACCEPTANCE. BY TENDERING THROUGH ATOP, SUCH DTC PARTICIPANT WILL EXPRESSLY ACKNOWLEDGE RECEIPT OF THIS LETTER OF TRANSMITTAL AND AGREE TO BE BOUND BY ITS TERMS AND THE ISSUER WILL BE ABLE TO ENFORCE SUCH AGREEMENT AGAINST SUCH DTC PARTICIPANT.

         If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures, including those with respect to tenders through ATOP, on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "Procedures for Tendering Old Notes--Guaranteed Delivery Procedures."

         Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, expect that holders who instruct the Issuers to register Registered Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

          Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The First Chicago Trust Comapny of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.


                                                    Very truly yours,


                                                    U.S. INDUSTRIES, INC.
                                                    USI GLOBAL CORP.
                                                    USI AMERICAN HOLDINGS, INC.



         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures



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